EXHIBIT 99.5

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

UNITED STATES OF AMERICA,	)	Criminal No. 10CR2107-WQH
)
Plaintiff,	)	FINDINGS AND RECOMMENDATION OF
	)	THE MAGISTRATE JUDGE UPON A
v.	)	PLEA OF GUILTY
)
ELIZABETH A. DRAGON(1),	)
)
Defendant.	)
)

Upon Defendant’s request to enter a plea of Guilty pursuant to Rule 11 of the Federal Rules of Criminal Procedure, this matter was referred to the Magistrate Judge by the District Judge, with the written consents of the Defendant, counsel for the Defendant, and counsel for the United States.

Thereafter, the matter came on for a hearing on Defendant’s plea of guilty, in full compliance with Rule 11, Federal Rules of Criminal Procedure, before the Magistrate Judge, in open court and on the record.

In consideration of that hearing and the allocution made by the Defendant under oath on the record and in the presence of counsel, and the remarks of the Assistant United States Attorney,

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10CR2107-WQH

I make the following FINDINGS - that the Defendant understands:

1.	the right to persist in a plea of “not guilty”;

2.	the right to a speedy and public trial;

3.	the right to be tried by a jury, or the ability to waive that right and have a judge try the case without a jury;

4.	the right to the assistance of counsel at trial;

5.	that, at trial, there would be the right to confront and cross-examine the witnesses against the Defendant;

6.	that, at trial, there is the right to present a defense, and the right to have witnesses subpoenaed to testify on the Defendant’s behalf;

7.	that, at trial, the Defendant would have the right against compelled self-incrimination;

8.	the nature of the charge filed in this case;

9.	the maximum possible sentence that could be imposed (including imprisonment, fine, term of supervised release, and mandatory special assessment), the effect of a supervised release term, and that the sentencing guidelines are only advisory so that the Court may sentence Defendant up to the statutory maximum;

10.	the terms of the plea agreement;

I further find that:

11.	that Defendant’s plea of guilty is made knowingly and voluntarily;

12.	the Defendant is competent to enter a plea; and

13.	there is a factual basis for Defendant’s plea.

10CR2107-WQH

I therefore RECOMMEND that the District Judge accept the Defendant’s plea of guilty.

The sentencing hearing will be before United States District Judge WILLIAM Q. HAYES, on 8/30/2010, at 9:00AM ..

Objections to these Findings and Recommendations are waived by the parties if not made within 14 days of the hearing.

Dated: 6/2/2010	/s/ BARBARA L. MAJOR
BARBARA L. MAJOR U.S. Magistrate Judge

Copies to:

Hon. WILLIAM Q. HAYES

U.S. District Judge

Assistant United States Attorney

ROMAN E. DARMER

Counsel for Defendant

10CR2107-WQH

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